                                                                      Exhibit 32
                                                                      ----------

                        CERTIFICATIONS UNDER SECTION 906

         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

         The Quarterly Report on Form 10-Q for the period ended September 30,
2005 (the "Form 10-Q") of the Company fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the
information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

  Dated: November 14, 2005    /s/ Christopher J. Walls
                              ------------------------
                               Christopher J. Walls
                               Chief Executive Officer, President
                                  and General Counsel
                               (Principal Executive Officer)

  Dated: November 14, 2005    /s/ Vincent S. Miceli
                              ---------------------
                               Vincent S. Miceli
                               Corporate Controller and Chief Accounting Officer
                               (Principal Financial and Accounting Officer)

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